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                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials*
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           BROADWAY & SEYMOUR, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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* The filing of these materials shall in no respect be deemed an admission that such materials constitute a "solicitation" within the meaning of Rule 14a-1(l).

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                        [BROADWAY & SEYMOUR LETTERHEAD]







PRESS RELEASE

FOR RELEASE:
September 11, 1996

CONTACT:
David A. Finley or Lorin E. Brigden, Broadway & Seymour, Inc.
800-274-9287
    -or-
Kristin Anderson, Ludgate Communications
212-688-5144

CHARLOTTE, N.C., SEPTEMBER 11, 1996--Broadway & Seymour, Inc. (NASDAQ: BSIS) confirmed today that a stockholder filed a Schedule 13D with the Securities and Exchange Commission stating that it now owns 5.03% of the company's shares and intends to oppose several current management and Board of Directors' initiatives. The shareholder, Okabena Partnership K, stated it began purchasing shares in July, 1996, and held 54,065 shares on the July 29 record date for an upcoming September 16 stockholders meeting. The shares represent six-tenths of one percent of the 8,974,266 shares eligible for voting.

President and CEO Alan C. Stanford remarked, "We learned of this from the broadcast wires and a later fax, and are puzzled in that the new investor apparently is not aware of the focused transformation which has been underway since the first of the year as described in our Annual Report and subsequent analyst and investor communications. Also, an analyst representing this investor visited us on July 30 and was briefed on our plans and strategies by senior and product line management."

Stanford continued, "With a priority on our Customer and Financial Solutions group and Elite, the sale of major and minor non-core business units, and no acquisitions since the first of the year, Broadway & Seymour is well into the transition to its desired position as a software and services solutions company focused on customer sales and service/call center solutions and the financial and legal industries."

"As we have continually demonstrated, we are eager to meet with current or prospective investors to discuss our plans and progress, and we welcome a visit from Okabena Partnership K and any others as schedules can be arranged," he concluded.





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